UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Invesco Mortgage Capital Inc.

(Exact name of registrant as specified in its charter)

Maryland	262749336
(State of incorporation or organization)	(IRS Employer Identification No.)

1555 Peachtree Street, NE Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.75% Series A Cumulative Redeemable Preferred Stock, Liquation Preference $25.00 per Share	The New York Stock Exchange

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is to become effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: File No. 333-174598

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the securities being registered hereunder, reference is made to the information set forth under the heading “Description of the Series A Preferred Stock” in the Registrant’s Prospectus Supplement dated July 19, 2012, as filed with the Securities and Exchange Commission (the “Commission”) on July 23, 2012, pursuant to Rule 424(b) under the Securities Act of 1933 and under the headings “Description of Capital Stock—Shares of Preferred Stock” and “—Restrictions on Ownership and Transfer” in the accompanying prospectus that constitutes a part of the Registrant’s Shelf Registration Statement on Form S-3ASR (File No. 333-174598), filed with the Commission on May 27, 2011, which information is incorporated herein by reference.

Item 2.	Exhibits.

3.1	Articles of Amendment and Restatement of Invesco Mortgage Capital Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 12, 2009).

3.2	Amended and Restated Bylaws of Invesco Mortgage Capital Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 8 to the Registrant’s Registration Statement on Form S-11 (No. 333-151665), filed with the SEC on June 18, 2009).

3.3	Articles Supplementary of 7.75% Series A Cumulative Redeemable Preferred Stock.

4.1	Specimen 7.75% Series A Cumulative Redeemable Preferred Stock Certificate.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 23, 2012	INVESCO MORTGAGE CAPITAL INC.

	By:	/s/ Donald R. Ramon
Donald R. Ramon Chief Financial Officer